THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 ("ACT") OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR THE SECURITIES LAWS OF ANY OTHER STATE ("LAWS"). THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE ACT. NEITHER SAID WARRANTS NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS UNDER THE ACT AND QUALIFICATION UNDER THE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER. THE WARRANTS ARE SUBJECT TO TRANSFER RESTRICTIONS NOTED IN THE WARRANT CERTIFICATE AND ACCOMPANYING AGREEMENT

                          STOCK PURCHASE WARRANT CERTIFICATE


                     CLASS B WARRANTS TO PURCHASE COMMON STOCK OF
                                 JAVA CENTRALE, INC.


    This Stock Purchase Warrant Certificate (this "Warrant Certificate"), dated and issued as of the date set forth below (the "Issue Date"), has been adopted and executed by JAVA CENTRALE, INC., a California corporation (the "Company"), to certify that the Company hereby grants to ___________________ (the "Purchaser") ______________________ (________) warrants (the "Warrants") to purchase Company common stock. Each Warrant initially entitles the Purchaser to acquire one share of the Company's no par value common stock (a "Warrant Share") for each Warrant, on payment of $0.20 per Warrant Share (the "Exercise Price") until 5:00 p.m. Sacramento California time on the date which is three (3) years from the Issue Date (the "Expiration Time"), subject to earlier termination upon certain mergers. The Warrants are subject to the Terms and Conditions Governing this Warrant Certificate which follow (the "Agreement").

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by the undersigned, duly authorized thereunto.

DATED as of            , 1997.              JAVA CENTRALE, INC.
           ----------

                                            By:
                                                ---------------------
                                                 Gary C. Nelson
                                                 Its President

                            TERMS AND CONDITIONS GOVERNING
                          WARRANTS TO PURCHASE COMMON STOCK


    These Terms and Conditions Governing Warrants to Purchase Common Stock (this "Agreement") relate to those Warrants which are the subject of the Stock Purchase Warrant Certificate dated ____________, 1997, (the "Warrant Certificate") to which this Agreement is attached. All capitalized terms not defined in this Agreement as defined in the Warrant Certificate.


    1.   NUMBER OF SHARES ACQUIRABLE UPON EXERCISE; CERTAIN ADJUSTMENTS.

         (a) The Purchaser shall be initially entitled to receive, upon exercise hereof as provided herein, up to the number of Warrant Shares specified in the Warrant Certificate, subject, however, to adjustment as provided below.

         (b) If, following the date hereof and prior to the Expiration Time, the outstanding shares of the Company's common stock shall be increased or decreased through a stock split, stock dividend, reverse stock split, stock consolidation, or otherwise, without consideration to the Company (including without limitation the reverse stock split described in Section 9, below), an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which the Warrants may be exercised. The effect of such adjustment shall be that the Purchaser shall obtain upon exercise of the Warrants after such event the same number of Warrant Shares for the same aggregate consideration as had Purchaser exercised the Warrants in full prior to such event and had the Warrant Shares then been subjected to the effects of such event.

         (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by a stock dividend, shall become effective as of the payment or distribution date of such dividend.

         (d) No fractional shares of stock shall be issued or made available under the Warrant on account of any such adjustment, and fractional share interests shall be disregarded.

         (e) If, following the Issue Date of these Warrants and prior to the Expiration Time (as defined in the Warrant Certificate, above), there shall be a merger of the Company such that the shareholders of the Company prior to such merger do not own, after such merger, based on the shares resulting from their Company shares, a majority of the outstanding shares of the surviving corporation (a "Merger"), then (i) the Company shall provide notice (the "Triggering Notice") to the Purchaser, at least 14 days prior to the effectiveness of the Merger, that the Company intends to effect a Merger and shall specify the terms and conditions of the Merger, and (ii) the Warrants shall become void, and terminate and lapse, at 5:00 P.M. (Sacramento, California time) on the date which is one day prior to the effective date of such Merger. The Company shall have no duty to conduct the Merger by virtue of giving the Triggering Notice. A Triggering Notice need not specify the date of the Merger; PROVIDED, HOWEVER, that if no date is specified then the Merger must occur within sixty (60) days of the Triggering Notice or else a new Triggering Notice must be given. The Purchaser may exercise the Warrants up to their new termination date conditional on the Merger occurring; PROVIDED, HOWEVER, that if the Merger does not occur and the Warrants were exercised conditional on its occurring, then the Company shall return the exercise price and the Warrants shall be reinstated as though the Triggering Notice had not been given. If no Triggering Notice is given and the Merger occurs, or a merger occurs which is not a Merger, then the Warrant shall remain exercisable until the Expiration Date.

         (f) If the shares of Company Common Stock issuable upon exercise of the Warrants shall change into shares of any other class or classes of security, or into any other property, for any reason other than a subdivision or combination of shares provided for in paragraph (b), above, or a Merger provided for in paragraph (e), above, including without limitation any reorganization, reclassification, or other combination, then the Company shall take all steps necessary to give the Purchaser the right, by exercising the Warrants, to purchase the kind and amount of securities or other property receivable upon any such change by an owner of the number of shares of Company Common Stock represented by unexercised portion of the Warrant Certificate immediately prior to the change.

    2.   EXERCISE PRICE; ADJUSTMENT IN CERTAIN EVENTS.

         The Warrants shall be initially exercisable for the per Share Exercise Price specified in the Warrant Certificate, subject to the adjustments set forth in Section 1, above. The Exercise Price shall remain unchanged until the occurrence of one of the events described in Section 1, above, at which time a corresponding adjustment changing the exercise price per Warrant Share attributable to any unexercised Warrants shall likewise be made. The Warrants may not be exercised prior to the Effective Date specified in Section 9.

    3.   METHOD OF EXERCISE.

         (a) The Purchaser may purchase Warrant Shares pursuant to the Warrant Certificate at any time prior to the Expiration Time, by (i) providing the Company with a signed written notice of its intent to exercise the Warrant Certificate, specifying the number of Warrant Shares to be so purchased, (ii) surrendering the Warrant Certificate to the Company, and (iii) paying to the Company the appropriate purchase price for such Warrant Shares (rounded to the nearest whole cent), by cash, money order, bank draft, or certified check, in each case at its principal place of business in Sacramento, California.

         (b) Within thirty (30) days after such surrender and payment, the Company shall issue to the Purchaser the number of Warrant Shares so subscribed for. In the event the Warrant shall be exercised by a person other than Purchaser, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Warrant. Until the Warrant Shares are registered under the Act and qualified or registered under the Laws, the aforesaid notice shall be in form satisfactory to the Company in order to establish exemptions from registration and/or qualification under the Act and any applicable Laws, and shall affirm that the Purchaser is acquiring the Warrant Shares for the Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

         (c) The Company shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Purchaser of Warrant Shares upon exercise of the Warrants.

         (d) The Company covenants and agrees that (i) all Warrant Shares which may be issued upon exercise of the Warrants will, upon issuance, be fully paid and non-assessable, (ii) commencing as soon as practicable after the Effective Date (as defined in Section 9(c), below), and continuously thereafter until the Expiration Time (as defined in the Warrant Certificate, above), the Company shall have authorized and reserved for issuance enough shares of its Common Stock to permit the full exercise of the rights represented by this Warrant.

    4.   EFFECT OF EXERCISE.

    The Purchaser will be a shareholder of the Company in respect of such Warrant Shares as of the date on which the certificate or certificates representing such Warrant Shares are issued by the Company's transfer agent and registrar.

    5.   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE.

    No person or entity shall be considered to be a shareholder of the Company for any purpose until the exercise of the Warrant as provided herein and the due and formal issuance of Warrant Shares by the Company's transfer agent and registrar thereupon.

    6.   NO RIGHTS AFTER THE EXPIRATION TIME.

    Nothing contained in this Agreement, in the Warrant Certificate or in any other instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, this Warrant and all rights hereunder shall be valueless, unexercisable, and void.

    7.   LIMITS ON TRANSFERABILITY OF THE WARRANTS AND THE WARRANT CERTIFICATE.

         (a) Except as described in paragraph (c), below, neither the Warrants nor the Warrant Certificate shall be transferable without the express written consent of the Company, which consent may be granted or withheld for any reason in the Company's sole and absolute discretion.

         (b) Unless the Company has previously granted its written consent thereto, the Warrant may be exercised only by the Purchaser or by the Purchaser's permitted transferees, as described in paragraph (c), below. More particularly (but without limiting the generality of the foregoing), neither the Warrants nor the Warrant Certificate may be sold, assigned, transferred (except as provided above), pledged, hypothecated, or otherwise conveyed, encumbered, or disposed of in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, conveyance, encumbrance, or other disposition of the Warrants or the Warrant Certificate contrary to the provisions hereof, and the levy of any execution, attachment, or similar process thereupon shall be null and void and without effect, and the Company shall have no obligation to recognize any such purported transaction or event or to reflect such a purported transaction or event on the official records of the Company or to issue Warrants or shares of its Common Stock to any party in violation of this provision.

         (c) If the Purchaser is an individual, then the Company hereby consents to the transfer of the Warrant to Purchaser's heirs, executors, personal representatives, or administrators upon Purchaser's death. If the Purchaser is an entity, then the Company hereby consents to the transfer of the Warrant to the owners of the entity upon its formal dissolution.

    8.   SUBDIVISION; LOSS OF THE WARRANT CERTIFICATE.

         (a) Upon written demand therefor delivered to the Company by the Purchaser or a permitted transferee thereof, the Warrant Certificate may be divided and subdivided into two or more certificates, evidencing in the aggregate the total number of outstanding Warrants provided in the Warrant Certificate at the time of such division or subdivision.

         (b) The Warrant Certificate (or Certificates) may be exercised for all or any part of the Warrant Shares, and in such event the Company shall issue a new warrant certificate, evidencing the balance of the Warrant Shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no warrant certificate shall be issued, and no exercise of a Warrant shall be permitted, involving any fraction of one Warrant Share.

         (c) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate, and
(i) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company or (ii) in the case of any such mutilation upon surrender of such mutilated Warrant Certificate for cancellation at the Company's principal executive office, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

    9.   LEGENDS.

    The Warrant Shares shall be subject to the following restrictions and all certificates representing said shares shall bear a conspicuous legend on the front containing said restrictions:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE ACT. NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. UNTIL ONE YEAR AFTER THE ISSUE DATE, THE WARRANT SHARES MAY BE SOLD IN THE PUBLIC MARKET ONLY WITH THE PRIOR WRITTEN CONSENT OF E. C. CAPITAL LIMITED.

In addition, the Shares shall bear any legend and be subject to transfer restrictions imposed by these and any other securities laws.

    10.  MISCELLANEOUS.

         (a) This Agreement, and the Warrant Certificate, shall be governed by and construed in accordance with the internal laws of the State of California, without reference to the choice of laws provisions thereof. If any lawsuit is brought to enforce this Warrant Agreement, such lawsuit shall be brought in Sacramento, California, the parties hereby consenting and submitting to courts there located for such limited purposes, and the prevailing party shall be entitled to reasonable attorneys' fees.

         (b) Except as may be agreed, in writing by the Purchaser, the Company shall possess no right to redeem any unexercised portion of the Warrants.

         (c) If this Agreement, the Warrant Certificate, or any paragraph, sentence, term, or provision hereof or thereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof or thereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Agreement and/or the Warrant Certificate shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein and therein.

         (d) Any notice required or permitted by this Agreement shall be in writing and shall be deemed given to the parties or any permitted transferee when delivered personally or five days after it is deposited in the U.S. mail, postage prepaid, addressed to the Company at its principal executive office and to the Purchaser at the address provided to the Company upon acquisition of the Warrant or to such subsequent address of which notice is given.

         (e) Any amendment to this Agreement or the Warrant Certificate must be in writing and signed by both the Company and the Purchaser. This Agreement and the Warrant Certificate together constitute the full and complete understanding of the Company and Purchaser concerning its subject matter, and supersede all previous written or oral agreements and understandings on such subject matter.

         (f) Except as provided in Section 7 above, the rights of the Purchaser may not be assigned without the prior express written consent of the Company, and any attempted assignment without such consent shall be void. This Agreement, and the Warrant Certificate, shall inure to the benefit of, and be binding upon, the successors or assigns of the Company and the permitted assigns of the Purchaser.

         (g) The captions set forth in this Agreement, and the Warrant Certificate, are for convenience only, and shall not be used in the construction hereof.

                                         END

                                 JAVA CENTRALE, INC.


                             B WARRANT SUBSCRIPTION FORM
                Stock Purchase Warrants dated as of ___________, 1997

TO: Java Centrale, Inc.
    ATTENTION: Chief Financial Officer
    1610 Arden Way, Suite 145
    Sacramento, CA 95815

              RE:  EXERCISE OF B STOCK PURCHASE WARRANTS

    Pursuant to the terms of that certain Stock Purchase Warrant, dated as of ___________, 1997 (the "B Warrant"), which B Warrant is attached to this Subscription Form, the undersigned hereby subscribes for __________ whole shares of the Company's no par value Common Stock, at a price of $______ per share or at such other price as may be applicable in accordance with the terms of the B Warrant.

    TOTAL SUBSCRIPTION PRICE: $_______________

    The undersigned hereby directs and requires that the shares of Common Stock being subscribed for hereby be issued and delivered as follows:

    Full Name of Shareholder:
                             --------------------------------

    Full Address:
                   -----------------------------------------------

                   -----------------------------------------------

                   -----------------------------------------------

Number of Shares for Which Subscribed:
                                      ------------------------

SIGNATURE(S): [If ownership is in joint tenancy or tenancy in common, ALL signatures are required. Legal representatives must indicate titles.]

    -----------------------------      -----------------------------
    (Full Name of Warrant Holder)      (Full Name of Warrant Holder)


    X                                  X
    -----------------------------      -----------------------------
    Signature                Date      Signature                Date

    -----------------------------      -----------------------------
    Title (if applicable)                  Title (if applicable)
    Executed at                        Executed at
                ------------------                 ------------------

                        SEE REVERSE FOR IMPORTANT INFORMATION

    NOTE: This Subscription Form must be signed and accompanied by payment to Java Centrale, Inc., in full, of the appropriate Warrant exercise price via cashier's check or wire transfer, payable to the Company at its principal place of business in Sacramento, California, and must be received by the Company prior to 5:00 PM, California time, on the date specified in Section 2 of the Stock Purchase Warrant (the "Expiration Time"), after which time all rights represented by the attached Stock Purchase B Warrant will expire.

    JAVA CENTRALE, INC. ACCEPTS NO RESPONSIBILITY FOR THE DUE DELIVERY TO IT OF THIS SUBSCRIPTION FORM OR THE ACCOMPANYING STOCK PURCHASE WARRANT. SUFFICIENT TIME SHOULD BE ALLOWED FOR THE DELIVERY OF THESE DOCUMENTS PRIOR TO THE EXPIRATION TIME.

    Upon surrender of this Subscription Form and the Stock Purchase Warrant, and payment of the subscription price as provided therein, the Company will issue the number of shares of Common Stock subscribed for, and such persons or entities will thereupon become shareholders of the Company. If a lesser number of shares is subscribed for than the number of shares described in the Stock Purchase Warrant, the Company shall issue a further Stock Purchase Warrant in respect of the unsubscribed shares of Common Stock not subscribed for hereby.

                                   ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into between and among JAVA CENTRALE, INC., a California corporation (the "Company"), GARY C. NELSON, BRADLEY B. LANDIN, AND THOMAS A. CRAIG (together, the "Shareholders"), THE HARMAT ORGANIZATION, a Delaware corporation (the "Lender"), and ROSENBLUM, PARISH & ISAACS, PROFESSIONAL CORPORATION (the "Escrow Agent"), to be effective as of November 21, 1997,.


                                   R E C I T A L S

    A. The Lender has agreed to lend to the Company the sum of Two Hundred Fifty Thousand Dollars (250,000) pursuant to a promissory note (the "Note) of even date herewith, and the Company has agreed to borrow such funds on the terms and under the conditions specified herein and in the Note

    B. In order to secure the benefits of the Note for the Company, the Shareholders have agreed to pledge certain shares of stock in the Company which they own as security for the repayment of the Note, and to place such shares in escrow hereunder.

    C. The Escrow Agent has agreed to act as the escrow agent for the purpose of holding in escrow the shares of Company stock pledged by the Shareholders pursuant to the Note, and if necessary to distribute some or all of such shares as provided in this Escrow Agreement.


                                  A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency is by all parties hereto acknowledged, the parties agree as follows:

    1.   ESTABLISHMENT OF ESCROW.

         (a) The Shareholders agree to deposit with the Escrow Agent certificates representing not less than the following numbers of shares of the Company's Common Stock: (collectively, the "Escrowed Shares"):

              (i) Gary C. Nelson, Three Hundred Fifty Thousand (350,000) shares

              (ii)  Bradley B. Landin, seventy-five Thousand (75,000) shares;
and

              (iii) Thomas A. Craig, seventy-five Thousand (75,000) shares.

         (b) By execution of this Escrow Agreement the Company, the Lender, and the Shareholders, and each of them individually, agree to constitute the Escrow Agent as their escrow agent for the purpose of holding and distributing the shares in accordance with the terms hereof.

         (c) The Escrow Agent shall likewise be bound by the terms hereof upon the later to occur of (i) its receipt and acceptance of the Escrowed Shares and
(ii) its execution of this Escrow Agreement.

         (d) All parties to this Escrow Agreement recognize and agree that the Shareholders may, at their option and in order to facilitate the prompt establishment of the escrow described herein, deposit with the Escrow Agent certificates representing more than the number of shares which they may individually have pledged to secure the Note, as described in paragraph (a), above. In such event, it is by all parties recognized and agreed that the escrow herein created, and the rights of the Lender hereunder and under the Note, extend only to those shares specified in paragraph (a) above (the "Escrowed Shares"), and not to any additional shares of stock in the Company which may be represented by the stock certificates placed with the Escrow Agent pursuant hereto. The Lender expressly waives and disclaims any rights it might otherwise have, or might obtain by virtue of any default under the Note or this Escrow Agreement, in or to any shares other than the Escrowed Shares.

    2. DEPOSIT OF NOTE PROCEEDS. The Company will receive the funds represented by the Note directly from the Lender, and none of the funds to be loaned to the Company under the Note shall pass through the Escrow Agent. The Company shall have complete discretion as to how such funds are to be used.

    3. REPAYMENT OF THE NOTE. The Company shall repay the principal of the Note and any interest earned thereon directly to the Lender, and none of such funds shall pass through the Escrow Agent unless at the specific written request of both the Company and the Lender.

    4.   DUTIES OF THE ESCROW AGENT.

         (a) The Escrow Agent acts as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument (including without limitation the Certificates representing the Escrowed Shares) deposited under this Escrow Agreement. The Escrow Agent makes no representation whatsoever as to the validity or enforceability of the Note or of this Escrow Agreement, or the compliance of the Note or the loan it represents with any applicable state or federal laws, regulations, or rulings. Further, the Escrow Agent shall not be responsible for any representation or warranties made by the parties hereto, or any of them, concerning the said loan, the Note, or any asserted repayment thereof or for the application or use of any funds provided under the Note.

         (b) Except as expressly provided in this Escrow Agreement, the Escrow Agent shall be entitled to act entirely on the basis of written instructions received from the Company and/or the Lender, and shall have no independent duty of inquiry regarding the basis for such instructions.

         (c) The Escrow Agent shall not be liable for any error of judgment or for any act taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection with this Escrow Agreement except for its own willful misconduct, and the Escrow Agent shall have no duties to anyone except the Company and the Lender.

         (d) The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of this Escrow Agreement or the Escrow Agent's duties under this Escrow Agreement, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel. Notwithstanding the Escrow Agent's consultation with counsel, the Escrow Agent is not obligated to institute, defend or participate in any litigation regarding a dispute arising from the Escrow Account or this Escrow Agreement.

         (e) In the event of any controversy or disagreement concerning this Escrow Agreement, the Escrow Account, or any matter related thereto, resulting in diverse claims and demands being made in connection with any papers, stock certificates, Escrowed Shares, money, or other thing of value deposited under this Escrow Agreement, the Escrow Agent shall be entitled, at its option, to refuse to comply with any such claims or demands, so long as such disagreement shall continue. The Escrow Agent shall not be or become liable for damages or interest to any party hereto, or to any other person, for the Escrow Agent's failure or refusal to comply with any such claims or demands, and the Escrow Agent shall be entitled to continue to refrain and refuse to act until

         (i) the rights of the adverse claimants have been finally adjudicated or arbitrated in a court assuming and having jurisdiction of the parties and the money, paper, and property deposited under this Escrow Agreement; or

         (ii) all differences shall have been adjudicated by agreement, and the Escrow Agent shall have been notified thereof in writing by all of the persons interested; or

         (iii) in the event of such disagreement, the Escrow Agent may, at its option, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and deposit with the court all documents and property held by the Escrow Agent.

    5. RESIGNATION OF ESCROW AGENT. The Escrow Agent reserves the right to resign as escrow holder at any time by giving thirty (30) days prior written notice of such resignation to the Company, the Lender, and the Shareholders. In the event of such resignation by the Escrow Agent, the Escrow Agent shall deliver the funds then held in the Escrow Account and all related records to any replacement escrow holder appointed by the Lender; provided that such replacement Escrow Agent shall be subject to all of the terms of this Escrow Agreement. If the Lender fails to notify the Escrow Agent in writing as of the identity of such replacement escrow holder within thirty (30) days after receiving the notice of the Escrow Agent's resignation, the Escrow Agent will be entitled to return to each of the Shareholders his Escrowed Shares, all other shares of Company stock, belonging to such Shareholder then in its possession, the certificates representing such shares, and to the Company any other money or thing of value then in its possession.

    6. INDEMNIFICATION OF ESCROW AGENT. Except with respect to any willful misconduct of the Escrow Agent, the Company and the Lender shall each separately indemnify and hold the Escrow Agent and its directors, officers, and employees, harmless from and against any and all liability, demands, claims, actions, losses, interest, costs of defense, and expenses (including reasonable attorney's fees) which arise out of the Escrow Agent's acts or omissions to act in accordance with this Escrow Agreement.

    7. NOTICES. Notice required to be given pursuant to the terms of this Escrow Agreement shall be personally delivered or sent by registered or certified mail, return receipt requested:

                        IF TO THE COMPANY
                        Java Centrale, Inc.
                        1610 Arden Way, Suite 145
                        Sacramento, CA 95814

                        IF TO THE SHAREHOLDERS, OR ANY OF THEM:
                        C/0 Java Centrale, Inc.
                        1610 Arden Way, Suite 145
                        Sacramento, CA 95814

                        IF TO THE LENDER:
                        The Harmat Organization
                        P. O. Box 539
                        Quogue, NY 11959

                        IF TO THE ESCROW AGENT:
                        Rosenblum, Parish & Isaacs, PC
                        555 Montgomery Street, 15th Floor
                        San Francisco, CA 94111
                        Attn: Philip S. Boone, Jr.

    8.   MISCELLANEOUS.

    (a) The provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors, or assigns.

    (b) This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

    (c) This Escrow Agreement shall be governed by, and constructed in accordance with, the laws of the State of New York..

    (d) All captions contained in this Escrow Agreement are for convenience only and are not to be deemed part of the agreement or to be referred to in connection with the interpretation of this Escrow Agreement.

    (e) Whenever required by the context of this Escrow Agreement, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

    (f) This Escrow Agreement shall not be subject to rescission or modification except on receipt by the Escrow Agent of the written instruction of the Company or its successor in interest, and no such modification shall be effective unless and until consented to in writing by the Lender and the Escrow Agent.

    (g) The failure of any party hereto to insist upon strict adherence to any term of this Escrow Agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to such term or any other term of this Escrow Agreement. Any waiver must be in writing.

    (h) Any controversy or legal dispute between the parties hereto, or any of them, arising out of this Agreement or the Note or the performance or non-performance of any party to either of them, will be settled by binding arbitration in San Francisco, California before the Judicial Arbitration and Mediation Services Inc. ("JAMS"), following the JAMS Rules of Practice and Procedure. IEACH PARTY HERETO UNDERSTANDS THAT BY AGREEING TO ARBITRATE SUCH DISPUTES HE OR IT IS WAIVING ANY RIGHT HE OR IT MIGHT OTHERWISE HAVE TO A JURY TRIAL. A copy of the JAMS rules may be obtained by calling JAMS at 1 800 352-5267.


    IN WITNESS WHEREOF, the undersigned, being all the parties hereto, have executed this Escrow Agreement, intending to be bound hereby, effective as of the day and year first above written.

THE COMPANY:                      JAVA CENTRALE, INC.


                                  By:
                                      ---------------------------
                                      Gary C. Nelson
                                      Its President and
                                        Chief Executive Officer


                      SIGNATURES CONTINUE ON THE FOLLOWING PAGE

                          SIGNATURES CONTINUE FROM PREVIOUS PAGE



THE SHAREHOLDERS:
                                  -----------------------------
                                  Gary C. Nelson



                                  -----------------------------
                                  Thomas A. Craig



                                  -----------------------------
                                  Bradley B. Landin

THE LENDER:                       THE HARMAT ORGANIZATION


                                  By:
                                     ---------------------------
                                         -----------------------
                                       Its
                                          ----------------------


THE ESCROW AGENT:                 ROSENBLUM, PARISH & ISAACS, PC


                                  By:
                                     ---------------------------
                                       Philip S. Boone, Jr.
                                       A Member of the Firm